Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and financial statement schedule of Performance Food Group Company dated August 28, 2015, appearing in Amendment No. 7 to Registration Statement No. 333-198654 on Form S-1 of Performance Food Group Company.

/s/ Deloitte & Touche LLP

September 30, 2015